UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange NYSE Texas, Inc. Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2026, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Waste Connections, Inc. (the “Company”) increased the size of the Board from eight to nine members, and appointed Daniel L. Florness to the Board effective April 1, 2026. In connection with his appointment to the Board, the Board also appointed Mr. Florness to serve as a member of the Board’s Audit Committee, effective April 1, 2026.

Mr. Florness, 62, currently serves as the Chief Executive Officer and a member of the board of directors for Fastenal Company (“Fastenal”), positions he has held since 2016. He previously served as Fastenal’s President and Chief Executive Officer from 2016 to 2024, Executive Vice President and Chief Financial Officer from 2002 to 2015, and Chief Financial Officer from 1996 to 2002. Prior to joining Fastenal, Mr. Florness served in a variety of positions, including Senior Manager, with KPMG LLP from 1986 to 1996. Mr. Florness earned an undergraduate degree in accounting from the University of Wisconsin – River Falls. Mr. Florness has announced his intention to step out of his role as Fastenal’s CEO and resign from its Board effective July 16, 2026.

The Board has determined that Mr. Florness meets the independence standards for service on the Board and the Audit Committee adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards, Items 407(a) and (d) of Regulation S-K and applicable securities laws in Canada.

Mr. Florness has no arrangements or understandings with any other person pursuant to which he was selected as a director, and no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Florness has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Mr. Florness will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Mr. Florness will serve on the Board this term, paid by the Company to all of its non-employee directors and as described under “Director Compensation and Equity Ownership” in the Company’s 2025 Management Information Circular and Proxy Statement for its Annual Meeting of Shareholders filed with the Securities and Exchange Commission (“SEC”) and applicable securities commissions or similar regulatory authorities in Canada on April 4, 2025. In connection with his appointment, Mr. Florness will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2016.

A copy of the press release announcing the appointment of Mr. Florness to the Board is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated March 18, 2026, issued by Waste Connections, Inc.

104	The cover page of Waste Connections, Inc. on Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: March 18, 2026	By:	/s/ Patrick J. Shea
Patrick J. Shea
Executive Vice President, General Counsel and Secretary